UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported): November 3, 2003

INFORMATION RESOURCES, INC. LITIGATION
CONTINGENT PAYMENT RIGHTS TRUST
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-108592	20-0271216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Information Resources, Inc. Litigation
Contingent Payment Rights Trust
c/o Information Resources, Inc.
150 North Clinton Street
Chicago, Illinois 60661
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (312) 726-1221

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On November 3, 2003, Information Resources, Inc. Litigation Contingent Payment Rights Trust (the “Litigation Trust”) entered into an Amended and Restated Declaration of Trust of the Litigation Trust (the “Litigation Trust Declaration”) effective as of October 31, 2003, with Information Resources, Inc. and the trustees of the Litigation Trust. A copy of the Litigation Trust Declaration is included as Exhibit 99.1 hereto and is incorporated herein by reference. Also on November 3, 2003, the Litigation Trust entered into a Contingent Value Rights Agreement (the “CVR Agreement”) effective as of October 31, 2003, with Information Resources, Inc., Gingko Corporation, Gingko Acquisition Corp. and the rights agents named therein. A copy of the CVR Agreement is included as Exhibit 99.2 hereto and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS.

     (c) Exhibits.

99.1

Amended and Restated Declaration of Trust of Information Resources, Inc. Litigation Contingent Payment Rights Trust, dated as of October 31, 2003, by Information Resources, Inc. (along with its successors, as sponsor), Wachovia Bank of Delaware, National Association, as Delaware Trustee, Wachovia Bank of Delaware, National Association, as Institutional Trustee, Joseph P. Durrett, as Litigation Trustee and Eileen Kamerick, as Litigation Trustee.

99.2

Contingent Value Rights Agreement, dated as of October 31, 2003, by and among Information Resources, Inc., Gingko Corporation, Gingko Acquisition Corp., Joseph P. Durrett, as CVR Rights Agent, Eileen Kamerick, as CVR Rights Agent, William Chisholm, as Parent Rights Agent, Bryan Taylor, as Parent Rights Agent and Information Resources, Inc. Litigation Contingent Payment Rights Trust.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFORMATION RESOURCES, INC. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST

By:	/s/ Joseph P. Durrett
Name: Joseph P. Durrett Title: Litigation Trustee

By:	/s/ Eileen Kamerick
Name: Eileen Kamerick Title: Litigation Trustee

November 12, 2003

INDEX TO EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION

99.1

Amended and Restated Declaration of Trust of Information Resources, Inc. Litigation Contingent Payment Rights Trust, dated as of October 31, 2003, by Information Resources, Inc. (along with its successors, as sponsor), Wachovia Bank of Delaware, National Association, as Delaware Trustee, Wachovia Bank of Delaware, National Association, as Institutional Trustee, Joseph P. Durrett, as Litigation Trustee and Eileen Kamerick, as Litigation Trustee.

99.2

Contingent Value Rights Agreement, dated as of October 31, 2003, by and among Information Resources, Inc., Gingko Corporation, Gingko Acquisition Corp., Joseph P. Durrett, as CVR Rights Agent, Eileen Kamerick, as CVR Rights Agent, William Chisholm, as Parent Rights Agent, Bryan Taylor, as Parent Rights Agent and Information Resources, Inc. Litigation Contingent Payment Rights Trust.